EXHIBIT 99.1

1606 Corp. Engages MDM Group to Market Lufkin 55 MW Powered Site to AI Infrastructure Operators and Strategic Buyers

Strategic agreement leverages experienced AI infrastructure team with powered-site platform

Phoenix, AZ, August 11th, 2026 — 1606 Corp. (OTC: CBDW) ("1606" or the "Company"), a developer of next-generation power and digital infrastructure assets, today announced that it has entered into a strategic agreement with MDM Group LLC, an infrastructure origination firm focused on AI data center development, powered land, and digital infrastructure transactions.

Under the agreement, MDM Group will assist 1606 in identifying, qualifying, and introducing prospective buyers, long-term capacity off-takers, and joint venture partners for the Company's planned acquisition of its approximately 132-acre East Texas power campus, featuring approximately 55 MW of behind-the-meter generation and an existing industrial facility positioned for accelerated AI, cloud computing, and high-performance computing ("HPC") deployment.

MDM Group's leadership brings decades of experience spanning hyperscale data center operations, enterprise infrastructure, power markets, and large-scale capital projects. According to MDM, the firm maintains a portfolio of approximately 30 powered and brownfield infrastructure sites across 17 states and works with AI infrastructure developers, hyperscale operators, institutional investors, and enterprise compute companies to connect rapidly growing compute demand with strategically located powered assets.

The engagement is structured as a success-fee-only arrangement, with no upfront retainer or monthly advisory fees. MDM will coordinate prospective introductions, manage confidentiality agreements, oversee portions of the due diligence process, and facilitate communications with qualified counterparties throughout potential transactions. MDM’s engagement relates solely to commercial real estate and infrastructure advisory and origination services with respect to the Site and does not involve, and MDM is not being engaged for, the offer or sale of securities, capital raising, or any activity requiring broker-dealer registration.

"As the demand for AI infrastructure continues to accelerate, access to reliable power has become one of the industry's most valuable assets," said Austen Lambrecht, Chief Executive Officer of 1606 Corp. "Our engagement with MDM Group significantly expands our reach into the AI infrastructure ecosystem by connecting us with experienced professionals and an established network of hyperscale operators, enterprise compute providers, and infrastructure investors. We believe the Lufkin project—with its behind-the-meter generation, existing industrial infrastructure, and expansion potential—is well positioned to address the growing demand for powered sites across North America."

MDM Group specializes in originating opportunities involving powered land, energy infrastructure, and AI compute development. Through this engagement, the firm will introduce prospective counterparties from its network of neocloud operators, hyperscale compute companies, infrastructure investors, and strategic developers while managing a coordinated marketing and introduction process on behalf of the Company.

The Company continues to evaluate multiple commercialization pathways for the project, including:

●     Long-term AI and HPC capacity lease agreements

●     Strategic joint ventures for data center development

●     Additional infrastructure financing to support development following acquisition

1606 believes maintaining flexibility across multiple transaction structures may provide opportunities to enhance shareholder value while meeting the evolving infrastructure needs of AI developers and enterprise compute operators.

The Company's Purchase and Sale Agreement for the Lufkin facility currently extends through October 31, 2026, providing additional time to complete financing activities, advance due diligence, and evaluate strategic opportunities presented through its expanding network of infrastructure and capital partners.

About MDM Group LLC

MDM Group LLC is an infrastructure origination and advisory firm focused on AI data centers, powered land, and digital infrastructure opportunities. The firm works with hyperscale operators, AI compute companies, enterprise users, developers, and institutional investors to identify, evaluate, and develop strategically located powered sites capable of supporting next-generation digital infrastructure. According to the company, its platform includes approximately 30 powered and brownfield infrastructure sites across 17 states, providing clients with access to opportunities for AI, cloud, and high-performance computing deployments.

Visit their website at mdmgroupllc.net

About 1606 Corp.

1606 Corp. (OTC: CBDW) is focused on acquiring, developing, and commercializing strategic energy and digital infrastructure assets that support the rapidly growing demand for artificial intelligence, cloud computing, and high-performance data centers. The Company's flagship initiative is the planned acquisition and redevelopment of a 55 MW behind-the-meter power facility in East Texas into a scalable AI infrastructure campus designed to serve hyperscale, enterprise, and next-generation compute operators.

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No Offer of Securities

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities will be made only by means of a registration statement or a private placement memorandum, as applicable.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to: reliance on unaudited statements; the Company's need for additional funding; the Company's ability to satisfy its remaining payment obligations under the Purchase and Sale Agreement (as amended), including timely payment of the remaining extension fee balance in the installments contemplated by the Fourth Amendment through October 2026; the risk that financing for the acquisition may not be obtained on acceptable terms or at all; the risk that the transaction may not close by October 31, 2026 or at all; pending litigation and title matters affecting the property, including a tax suit and a related insurance suit currently set for trial on August 17, 2026; the seller's ability to satisfy title clearance conditions required for closing; the impact of competitive products and services and pricing; the demand for the Company's products and services; and other risks that are detailed from time-to-time in the Company's filings with the SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

1606 Contact

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

SOURCE: 1606 Corp.

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